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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported)  March 12, 2001

                          DYNACQ INTERNATIONAL, INC.

(State or other jurisdiction      (Commission       (IRS Employer
      of incorporation)           File Number)   Identification Number)

         Nevada                     0-20554           76-0375477


10304 I-10 East, Suite 369, Houston, Texas              77029
 (Address of principal executive office)              (Zip Code)

Registrant's telephone number, including area code (713)673-6432
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Item 5. Other Events.

  The Board of Directors of the Company in the best interests of the Company and its shareholders unanimously authorize and declare as of February 27, 2001 a stock split effected as a 100% stock dividend on all issued shares of its common stock, $0.001 par value, whether outstanding or not, including its treasury shares, effective as of 5:00 p.m. on March 12, 2001 (the "Record Date") as to all shareholders of record as of such date and hereby authorize the proper officers of the Company to undertake, complete and execute all filings and notifications which may be required in connection herewith including NASDAQ, the SEC, the Secretary of State, and press releases as determined to be necessary in their sole discretion. Shareholders of record will receive their stock dividend certificate after March 16, 2001. NASDAQ trading ex-dividend date will be March 19, 2001 and Dynacq's trading symbol remains the same as "DYII".

Item 7. Exhibits

Exhibits.

   99.1 Unanimous Consent of Board of Directors of Dynacq International, Inc.
   99.2 Press release


The Board of Directors of the Company in the best interests of the Company and its shareholders unanimously approved the issuance of 27,942 restricted common shares valued at $380,000 pursuant to the Merger Agreement in exchange for all the issued and outstanding shares including treasury shares of Surgi+Group, Inc., an outpatient surgical center development company in February, 2001. The acquisition of all the assets of Surgi+Group, Inc. will provide the Company access to the expertise and business opportunities of Surgi+Group, Inc., which will enhance the success of the Company's surgical center expansion statewide and nationwide. Among the assets are 12 business opportunities which include both existing and new surgical centers. For each existing surgical center prospect that the Company decides to acquire, the Company will pay Surgi+Group's shareholders a success fee of $170,000 or $170,000 worth of the Company's restricted common shares value at the date of closing with a 20% discount within the first twelve months period after the merger, and will pay $55,000 cash or $55,000 worth of the Company's restricted common shares value at the date of closing with a 20% discount within the next six months period. For each new surgical center prospect that the Compnay decides to develop, the Company will pay Surgi+Group's shareholders one half of the success fee at closing of the new joint venture entity and pay the remaining half of the success fee when the surgical center is completed and start operation during the eighteen months period after merger.


                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Dynacq International, Inc.
                                        (Registrant)

                                        /s/ Philip Chan
Date :  March 12, 2001                  ----------------------------------
                                        Philip Chan
                                        Chief Financial Officer,
                                        Vice President and Director